Exhibit 10.1

SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

THIS SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 13, 2018, by and among Cryoport, Inc., a Nevada corporation with headquarters located at 17305 Daimler Street, Irvine, CA 92614 (the “Company”), and each investor identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A.           The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.           Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the common stock, $0.001 par value, of the Company (the “Common Stock”), set forth across from such Investor’s name under the heading “Number of Shares Purchased” on the Schedule of Investors (which aggregate amount for all Investors together shall collectively be referred to herein as the “Common Shares”).

C.           In addition, each Investor, severally and not jointly, wishes to purchase, and the Company wishes to issue to each Investor, upon the terms and conditions stated in this Agreement, one or more floating rate convertible notes of the Company in substantially the form attached hereto as Exhibit B (collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors, which Notes shall be convertible on the terms stated therein into shares of Common Stock of the Company (that shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Note Shares”). The Common Shares, the Notes and the Note Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

Article I

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Allowable Grace Period” has the meaning set forth in Section 4.7(c)(xv).

“Applicable Date” means the earlier of (x) the first date on which the resale by the Investors of all the Registrable Securities required to be filed on the initial Registration Statement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Investors pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

“BHCA” has the meaning set forth in Section 3.1(jj).

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“Claims” has the meaning set forth in Section 6.1(a).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the first (1st) Trading Day after the date on which this Agreement has been executed and delivered by all parties hereto, unless on such date the conditions set forth in Sections 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall not have been satisfied or waived in writing, in which case the Closing Date shall be on the first (1st) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall have been satisfied or waived.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Snell & Wilmer L.L.P.

“Current Public Information Failure” has the meaning set forth in Section 4.7(b).

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 4.7(a), the earlier of (A) the 90th calendar day after the Closing Date (or, if subject to a review by the SEC, the 120th calendar day after the Closing Date) (subject to any Permitted Initial Registration Extension pursuant to Section 4.7(c)(xix)) and (B) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the 90th calendar day following the date on which the Company was required to file such additional Registration Statement (or, if subject to a review by the SEC, the 120th calendar day following the date on which the Company was required to file such additional Registration Statement) and (B) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

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“Effectiveness Failure” has the meaning set forth in Section 4.7(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” has the meaning set forth in Section 3.1(jj).

“Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 4.7(a), the 45th calendar day after the Closing Date (subject to any Permitted Initial Registration Extension pursuant to Section 4.7(c)(xix)) and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

“Filing Failure” has the meaning set forth in Section 4.7(b).

“FINRA” has the meaning set forth in Section 3.2(c).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Grace Period” has the meaning set forth in Section 4.7(c)(xv).

“Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

“Indemnified Damages” has the meaning set forth in Section 6.1(a).

“Indemnified Party” has the meaning set forth in Section 6.1(b).

“Indemnified Person” has the meaning set forth in Section 6.1(a).

“Initial Registration Statement” has the meaning set forth in Section 4.7(c)(xix).

“Investor” has the meaning set forth in the Preamble.

“Legend Removal Date” has the meaning set forth in Section 4.1(d).

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“Lien” means any lien, charge, claim, security interest, pledge, encumbrance, right of first refusal, preemptive right or other restriction.

“Maintenance Failure” has the meaning set forth in Section 4.7(b).

“Material Adverse Effect” means any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s authority or ability to perform its obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(kk).

“Note Shares” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Permits” has the meaning set forth in Section 3.1(s).

“Permitted Initial Registration Extension” has the meaning set forth in Section 4.7(c)(xix).

“Permitted Initial Registration Extension Notice” has the meaning set forth in Section 4.7(c)(xix).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Press Release” has the meaning set forth in Section 4.3.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registrable Securities” means (i) the Common Shares, (ii) the Note Shares, and (iii) any shares of capital stock issued or issuable with respect to the Common Shares, the Note Shares and the Notes, including, without limitation, (1) as a result of any stock split, dividend, distribution, recapitalization or similar transaction and (2) shares of capital stock of a Successor Entity (as defined in the Notes) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes.

“Registration Delay Payments” has the meaning set forth in Section 4.7(b).

“Registration Period” has the meaning set forth in Section 4.7(c)(i).

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“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities, including, in each case, the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(p).

“Required Registration Amount” means the sum of (i) the total number of Common Shares and (ii) 120% of the maximum number of Note Shares issuable upon conversion of the Notes (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes).

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Schedule of Investors” means the list of Investors attached hereto as Annex A.

“SEC” has the meaning set forth in the Recitals.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” has the meaning set forth in Section 3.2(k).

“Specified Acquisition” has the meaning set forth in Section 3.1(qq).

“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns more than 50% of the outstanding capital stock or any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Total Purchase Price” means, with respect to any Investor, the aggregate price paid by such Investor for Common Shares and Notes as set forth across from such Investor’s name under the heading “Aggregate Purchase Price” on the Schedule of Investors.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTCBB), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCBB, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

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“Transaction Documents” means this Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, and the Transfer Agent Instructions and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or any successor transfer agent for the Company.

“Transfer Agent Instructions” means the transfer agent instructions, substantially in the form of Exhibit A, executed by the Company and delivered to the Transfer Agent.

“Violations” has the meaning set forth in Section 6.1(a).

Article II

PURCHASE AND SALE

2.1          Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, (i) such number of Common Shares set forth across from such Investor’s name under the heading “Number of Shares Purchased” on the Schedule of Investors, at a purchase price equal to $10.00 per Common Share and (ii) Notes in the principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the Closing shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company Counsel, or at such other location as the parties determine. Closing may take place by delivery of the items to be delivered at Closing by facsimile or other electronic transmission.

2.2          Closing Deliverables.

(a)          At the Closing, the Company shall:

(i)          deliver or cause to be delivered to each Investor a copy of the Company’s irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver one or more stock certificates, inclusive of such restrictive and other legends as set forth in Section 4.1(b) hereof, evidencing such number of Common Shares set forth across from such Investor’s name under the heading “Number of Shares Purchased” on the Schedule of Investors, registered in the name of such Investor;

(ii)         deliver or cause to be delivered to each Investor a duly executed Note in the principal amount set forth across from such Investor’s name under the heading “Principal Amount of Note” on the Schedule of Investors; and

(iii)        pay to Petrichor Opportunities Fund I LP a commitment fee (the “Commitment Fee”) equal to one percent (1%) of the aggregate Total Purchase Price with respect to all the Investors, in U.S. dollars and in immediately available funds, payable to Petrichor Opportunities Fund I LP by wire transfer to the account designated in writing to the Company by Petrichor Opportunities Fund I LP for such purpose.

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(b)          At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)          the aggregate purchase price for the Common Shares and Notes purchased by such Investor hereunder, as set forth across from such Investor’s name under the heading “Aggregate Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose; and

(ii)         a completed and executed Investor Signature Page to this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(a)          Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (other than restrictions on transfer arising under applicable securities laws), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company does not own an equity or other ownership interest in any Person other than the Subsidiaries.

(b)          Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party, to issue the Securities in accordance with the terms hereof and thereof, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities and the reservation for issuance and issuance of the Note Shares, have been duly authorized by all necessary action on the part of the Company, and (other than the filing with the SEC of one or more Registration Statements in accordance with Section 4.7, the filing with the SEC of a Form D and any other filings as may be required by state securities agencies) no further consent, filing, authorization or action is required from or with any United States federal or state regulatory authority or governmental body or any Trading Market by the Company. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)          No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities, the reservation for issuance and issuance of the Note Shares, and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including any Material Contract), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii) above, to the extent that such conflict, default, termination, amendment, acceleration, cancellation right or violation would not have or reasonably be expected to result in a Material Adverse Effect. The Company is not in violation of the listing requirements of the Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance of the Company of the Securities shall not have the effect of delisting or suspending the Company Stock from the Trading Market.

(e)          Valid Issuance. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders. Upon issuance or conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of stockholders, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f)           Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company and of each Subsidiary (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company or any Subsidiary, as applicable) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock of the Company and of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company or such Subsidiary. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Note Shares issuable upon conversion of the Notes based on the initial Conversion Price (as defined in the Notes) of $13.11.

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(g)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports.

(h)          Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding pending, or, to the Company’s knowledge, threatened, before or by any court, public board, government agency, self-regulatory organization or body that adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or that would, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect.

(i)           Compliance. Except as would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement (including any Material Contract) or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) neither the Company nor any Subsidiary is in violation of any law, statute, rule or regulation of any governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected.

(j)           Title to Assets. Neither the Company nor any Subsidiary owns real property. The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or are reasonably likely to result in a Material Adverse Effect or which do not materially affect the value and do not materially interfere with the use of such property by the Company. Any real property and facilities held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in compliance in all material respects.

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(k)          Intellectual Property. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except for matters described in the SEC Documents, or matters which would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any violation or infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or Proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other violation or infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(m)         Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)          Sarbanes-Oxley Act; Disclosure Controls. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act).

(o)          Indebtedness. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has any outstanding Indebtedness.

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(p)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (iii) the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Common Shares and the Note Shares and the listing of the Common Shares and Note Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filing of one or more Registration Statements in accordance with Section 4.7, and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(q)          Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2017, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect. Since December 31, 2017, except as specifically disclosed in an SEC Report filed subsequent to such date and prior to the date hereof: (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions contemplated by the Transaction Documents, including the issuance of the Securities, no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company on a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(r)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any restrictive covenant in favor of any third party.

(s)          Consents and Permits. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries has made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary for the ownership or lease of its respective properties or to conduct its businesses as described in the SEC Reports (collectively, “Permits”), except for such Permits for which the failure to possess, obtain or make would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

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(t)          Regulatory Filings. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect.

(u)          Environmental Laws. Except as set forth in the SEC Reports, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Reports; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)         Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including, without limitation, award agreements under any incentive compensation plan of the Company.

(w)         Certain Fees. Other than as set forth on Schedule 3.1(w), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(w) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such fees or claims.

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(x)          Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors pursuant to the terms of this Agreement. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, which, for the avoidance of doubt, as of the date hereof, is the NASDAQ Capital Market.

(y)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Common Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)          Registration Rights. Other than (i) as disclosed in the SEC Reports and (ii) as set forth in this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(aa)        Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(bb)        No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in in Section 3.2 and their compliance with their agreements contained in this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(cc)        Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Common Shares and the Notes hereunder: (i) the fair saleable value of the Company’s assets as a going concern exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(dd)        Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(ee)        No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered, and may offer, the Securities for sale only to the Investors and other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ff)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(gg)        Accountants. KMJ Corbin & Company LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, is and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(hh)        Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions.

(ii)          U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investors’ request.

(jj)          Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(kk)        Money Laundering. The operations of the Company and its Subsidiaries are and, to the Company’s knowledge, have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ll)          Disqualification Events. None of the Company or any Subsidiary, any of their respective predecessors, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any of the Subsidiaries in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the Common Shares or the Notes, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Common Shares or the Notes (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D under the Securities Act for purposes of the offer and sale of the Securities. The Company will notify the Investors prior to the Closing Date of the existence of any Disqualification Event with respect to any Covered Person.

(mm)      Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

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(nn)       Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to refrain from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Investor may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Investors may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(oo)        Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(pp)        Ranking of Notes. Except as set forth in Schedule 3.1(pp), no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(qq)        Acquisitions. Except with respect to those Acquisitions (as defined below) that have specifically been disclosed in writing by the Company to each Investor prior to the date hereof (each, a “Specified Acquisition”), neither the Company nor any of its Subsidiaries is currently actively pursuing any acquisition of all or substantially all of the assets or capital stock of any Person or of all or substantially all of the assets of any operating division of any Person (each, an “Acquisition”). With respect to each Specified Acquisition, the Company has, prior to the date hereof, disclosed to each Investor (i) to the extent in the possession of the Company or any of its Subsidiaries, the annual and quarterly financial statements of the applicable target company in respect of such Specified Acquisition and (ii) the Company’s current expectation of the aggregate consideration that may be payable by the Company and its Subsidiaries in connection with such Specified Acquisition (including, without limitation, all cash or equity consideration, all Indebtedness or other liabilities incurred or assumed and the maximum amount of any earn-out or comparable payment obligation in connection therewith).

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3.2          Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)          Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Common Shares and Notes hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Public Sale or Distribution. Such Investor is acquiring the Common Shares and the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

(c)          Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.

(d)          Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e)          Access to Information. Such Investor acknowledges that it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor has been afforded the opportunity to ask questions of the Company and receive answers from representatives of the Company concerning the Company and the terms and conditions of the offering of the Common Shares and the Notes and the merits and risks of investing in the Common Shares and the Notes. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein or in any other Transaction Document.

(f)           No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(g)          Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(h)          Residency. Such Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.

(i)           Transfer or Resale. Such Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act, any U.S. state securities laws or the laws of any foreign country or other jurisdiction, and may not be offered for sale, sold, assigned or transferred other than pursuant to Section 4.1; and (ii) except as set forth in Section 4.7, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(j)           Legends. Such Investor understands that each of the certificates representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend as set forth in Section 4.1(b), which shall only be removed as set forth in Section 4.1(d).

(k)          Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) prior to the execution of this Agreement by such Investor. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Article IV

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Investors covenant that the Securities will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities laws. In connection with any transfer of Securities other (i) than pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of a seller representation letter) that the Securities may be sold pursuant to such rule) or Rule 144A (as promulgated under the Securities Act), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that such transfer does not involve a “sale” within the meaning of Section 2(a)(3) of the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing such Securities.

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(b)          The Investors agree to the imprinting, until no longer required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES [for Notes, insert: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

(c)          The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, that an opinion of legal counsel to the Company may be required by the Transfer Agent in connection with any such transfer. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of such Securities, including, (i) the opinion of legal counsel to the Company, if required by the Transfer Agent, as described above and (ii) if the Securities are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders.

(d)          Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities can be sold under Rule 144 or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC (the “Staff”)). The Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (x) a legended certificate representing the applicable Securities and any necessary instruments of transfer and (y) evidence reasonably satisfactory to the Company and its counsel of the occurrence of any of (i) through (iii) above (including any applicable investor and broker representation letters and the delivery of any legal opinion referred to therein, as applicable), deliver or cause to be delivered to such Investor (or a transferee of such Investor, as applicable) a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) representing such Securities that is free from all restrictive and other legends (the date on which (x) and (y) are delivered being referred to herein as the “Legend Removal Date”). The Company may not make any notation on its records or give instructions to the Transfer Agent that expand the restrictions on transfer set forth in this Section 4.1(d).

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(e)          If the Company shall fail for any reason or for no reason to issue to an Investor within three Trading Days after the Legend Removal Date a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) that is free from all restrictive and other legends, and if on or after such Trading Day such Investor purchases (in an open market transaction or other arm’s length transaction) Securities to deliver in satisfaction of a sale by such Investor of such Securities that such Investor anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three Business Days after the written request of such Investor and in such Investor’s discretion, either (i) pay cash to such Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such un-legended Securities shall terminate, or (ii) promptly honor its obligation to deliver to such Investor such unrestricted Securities as provided above and pay cash to such Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Securities multiplied by (B) the closing price of the Securities on the applicable Trading Market on the Legend Removal Date. If an Investor effects a Buy-In in accordance with this Section 4.1(e), and the Company thereafter pays to such Investor, within the applicable three Business Day period, the amount specified in the immediately preceding clauses (i) or (ii) (as elected by such Investor’s), then such payment shall be such Investor’s sole and exclusive remedy for the Company’s failure to issue to an Investor within three Trading Days after the Legend Removal Date a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) that is free from all restrictive and other legends.

4.2          Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares and the Notes to fund future potential acquisitions, for general corporate purposes and to pay the fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall not use such proceeds in violation of FCPA or OFAC regulations.

4.3          Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”), the contents of which shall be subject to prior review and written approval of the Investors, disclosing all the material terms of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the Specified Acquisitions are not “transactions contemplated by the Transaction Documents” for purposes of this Agreement. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Notes. Without the prior written consent of an Investor, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market; provided, however, that without such Investor’s consent, the Company may publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market (a) as required by federal securities law or (b) to the extent such disclosure is required by law (other than federal securities law) or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b); provided, however, that, notwithstanding the foregoing proviso, at least five (5) Business Days prior to the Company’s filing with the SEC of its first Quarterly Report on Form 10-Q or Annual Report on Form 10-K following the Closing Date, the Company shall deliver to each Investor a draft of such Quarterly Report on Form 10-Q or such Annual Report on Form 10-K and shall reasonably cooperate with each such Investor in respect of any reasonable comments thereto proposed by such Investor.

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4.4          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.5          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information from and after the filing of the Press Release, unless prior thereto such Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6          Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date and shall provide copies to any Investor who so requests.

4.7          Resale Registration.

(a)          Mandatory Registration. The Company shall prepare and, as soon as reasonably practicable, but in no event later than the Filing Deadline, file with the SEC, an initial Registration Statement on Form S-3 or such other form under the Securities Act as is then available to the Company, providing for the resale from time to time by the Investors of at least the number of Registrable Securities equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC. Notwithstanding anything to the contrary contained herein, the Filing Deadline with respect to any Registration Statement shall be automatically extended by a number of days necessary to address any comments to such Registration Statement by any Investor’s counsel, which comments have required that the Company not file such Registration Statement as set forth in clause (B) of Section 4.7(c)(iii). Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except as otherwise directed by the Investors) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Annex B. The Company agrees to use its reasonable best efforts to cause the initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, to be declared effective by the SEC as soon as practicable following such filing, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. The Company shall promptly, and in any event within three (3) Trading Days, notify the Investors of the effectiveness of a Registration Statement.

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(b)          Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (after giving effect to any reduction pursuant to Section 4.7(g)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on or prior to the fifth Business Day immediately following the effective date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) (to the extent such a prospectus is either technically required by such rule or is otherwise required under applicable securities laws in order to permit the resale by the Investors of the Registrable Securities covered thereby), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period, on any day after the effective date of a Registration Statement during the Registration Period (as defined below) for such Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the shares of Common Stock on the applicable Trading Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) other than during an Allowable Grace Period, if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions) (a “Current Public Information Failure”), then, as partial relief (other than equity remedies) for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell Registrable Securities (which remedy shall not be exclusive of any other remedies available in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to three quarters of one percent (0.75%) of the Total Purchase Price paid by such Investor for the Securities purchased by such Investor pursuant to this Agreement on (1) the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 4.7(b) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any monthly anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure (pro-rated for the number of days elapsed between the date on which the most recent Registration Delay Payment was required to have been paid in accordance with this Section 4.7(b) and the date of cure). In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the applicable Trading Market) with respect to any period during which all of such Investor’s Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1)). For the avoidance of doubt, no more than one Registration Delay Payment shall be payable by the Company at any given time, notwithstanding that more than one failure giving rise to a Registration Delay Payment shall have occurred and is continuing (e.g., an Effectiveness Failure and a Current Public Information Failure continuing simultaneously); provided, that, Registration Delay Payments shall continue in accordance with this Section 4.7(b) until all failures giving rise to such payments are cured. Notwithstanding the foregoing, in the event an Investor assigns its rights under this Agreement, with respect to the assignee of such rights, no Registration Delay Payment shall be payable specifically with respect to the Registrable Securities assigned to such assignee for any event occurring from the date of such transfer until (i) in the event that such assignee is either (x) an Affiliate of an Investor or (y) a limited partner of an Investor or an Affiliate of any such limited partner, in each case where the Company is notified of such assignment at least five (5) days prior to the date that the Company files the Initial Registration Statement with the SEC, the date that such assignee has satisfied its obligations under Section 4.7(d), or (ii) in all other cases, the later of (A) thirty (30) days after the date of such transfer or (B) the date that such assignee has satisfied its obligations under Section 4.7(d).

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(c)          Related Obligations. The Company shall use its reasonable best efforts to effect the registration of all the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(i)          The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (A) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 4.7(g)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (B) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within five (5) days after the Staff advises the Company (orally or in writing, whichever is earlier) that the Staff either will not review a particular Registration Statement or has no further comments on such Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

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(ii)         Subject to Section 4.7(c)(xv), the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or the completion of the applicable Registration Period; provided, however, by 5:30 p.m. (New York time) on or prior to the fifth (5th) Business Day immediately following the effective date of each Registration Statement, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 4.7(c)(ii)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on or prior to the third (3rd) Trading Day following the date on which the Exchange Act report is filed with the SEC which created the requirement for the Company to amend or supplement such Registration Statement.

(iii)        The Company shall (A) permit legal counsel for each Investor to review and comment upon (i) each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Stockholder” with respect to securities registered for sale pursuant to such Registration Statement at least five (5) days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Stockholder” with respect to securities registered for sale pursuant to such Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto, in each, referred to in clause (A) above, in a form to which any legal counsel for any Investor reasonably objects in a timely manner. The Company shall reasonably cooperate with legal counsel for each other Investor in performing the Company’s obligations pursuant to this Section 4.7(c)(iii).

(iv)        The Company shall promptly furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to such Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries, (ii) upon request, after the same is prepared and filed with the SEC, a reasonable number of copies of such Registration Statement and any amendment(s) and supplement(s) thereto, including, if so requested, the financial statements and schedules filed therewith, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (iii) upon request, upon the effectiveness of such Registration Statement, two (2) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request from time to time), and (iv) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(v)         The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by any Registration Statement under such other securities or “blue sky” laws of jurisdictions in the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by such Registration Statement, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.7(c)(v), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(vi)        The Company shall notify each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 4.7(c)(xv), promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and, upon request by any Investor, deliver two (2) copies of such supplement or amendment to such Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing when a prospectus or any prospectus supplement or post-effective amendment relating to a Registration Statement has been filed, when a Registration Statement or any post-effective amendment thereto has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness or by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment thereto will be reviewed by the SEC. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto. If the Company receives SEC comments which challenge the right of an Investor to have its Registrable Securities included in a Registration Statement without being deemed an underwriter thereunder, the Company shall, in discussions with and responses to the SEC, use its reasonable best efforts and time to cause as many Registrable Securities as possible to be included in such Registration Statement without characterizing any Investor as an underwriter and in such regard use its reasonable best efforts to cause the SEC to permit the affected Investors or their respective counsel to reasonably participate in SEC conversations on such issue together with Company Counsel, and timely convey relevant information concerning such issue with the affected Investors or their respective counsel. In no event may the Company name any Investor as an underwriter without such Investor’s prior written consent.

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(vii)       The Company shall (i) use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and (ii) notify each Investor who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(viii)      The Company shall hold in confidence and not make any disclosure of confidential information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required to be disclosed in a Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(ix)         Without limiting any obligation of the Company under this Agreement, the Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities on the applicable Trading Market. In addition, the Company shall cooperate with each Investor and any broker or dealer through which any such Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor and at such Investor’s expense. Other than with respect to the immediately preceding sentence, the Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.7(c)(ix).

(x)          The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (subject to applicable securities laws, not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.

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(xi)         The Company shall use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(xii)        The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of each Registration Statement.

(xiii)       The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(xiv)      Within two (2) Business Days after the date on which a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel for the Company to deliver, to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement upon request by any such Investor) written confirmation that such Registration Statement has been declared effective by the SEC.

(xv)       Notwithstanding anything to the contrary herein, at any time after the date on which a particular Registration Statement is declared effective by the SEC, the Company may suspend the use of any prospectus for sales of Registrable Securities under such Registration Statement or delay the disclosure of any material, non-public information or pending development concerning the Company or any of its Subsidiaries for a specified period if the disclosure of such information or development during such period would be materially detrimental, in the good faith opinion of the Company’s board of directors or any named executive officer of the Company, to the Company (a “Grace Period”), provided that the Company shall promptly notify the Investors in writing of the (i) existence of material, non-public information or pending development giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information or pending development to any of the Investors) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) in the event that (x) such Grace Period relates to material non-public information or pending development relating to or involving a business combination with respect to which the Company is required to disclose a third party’s financial statements in a Current Report on Form 8-K or in any Registration Statement pursuant to Rule 3-05 of Regulation S-X of the Securities Act (such financial statements of such third party that are so required to be disclosed are herein referred to as the “Required Financial Statements”), (y) the Required Financial Statements that are so required to be disclosed includes audited financial statements in respect of one or more periods (the “Required Audited Statements”), and (z) the applicable third party does not then have the Required Audited Statements in its possession (a Grace Period satisfying each of the conditions in the foregoing clauses (x), (y) and (z), a “Financial Statement Grace Period”), such Financial Statement Grace Period shall not exceed seventy five (75) consecutive days, (II) in the event that such Grace Period is not a Financial Statement Grace Period, such Grace Period shall not exceed thirty (30) consecutive days, (III) during any three hundred sixty five (365) day period, (x) to the extent that a Financial Statement Grace Period shall occur during such sixty five (365) day period, all Grace Periods (including all Financial Statement Grace Periods and all other Grace Periods) occurring during such period shall not exceed an aggregate of ninety (90) days, or (y) to the extent that a Financial Statement Grace Period shall not occur during such sixty five (365) day period, all Grace Periods occurring during such period shall not exceed an aggregate of forty-five (45) days, (III) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period, (IV) no Grace Period may exist during the forty-five (45) Trading Day period immediately following the effective date of such Registration Statement (provided that such forty-five (45) Trading Day period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use), and (V) no Grace Period may be declared on the basis of any transaction, contemplated transaction, development or pending development, or any information related to any of the foregoing, to the extent such transaction, contemplated transaction, development or pending development, or any information related to any of the foregoing, was the basis of any Permitted Initial Registration Extension (each Grace Period satisfying each of the conditions in the foregoing clauses (I), (II), (III), (IV) and (V), an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Company delivers to the Investors the notice referred to in clause (i) above and shall end on and include the earlier of (x) the date stated in the notice referred to in clause (ii) above as the end of such Grace Period or (y) to the extent considered appropriate by the Company in its sole discretion, such earlier date as to which the Company may advise the Investors in writing after the Company’s provision of the notices described above. The provisions of Section 4.7(c)(vi) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 4.7(c)(vi) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

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(xvi)      If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(xvii)     If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, upon the written request of such Investor, the Company shall make available for inspection, upon reasonable notice and during normal business hours, by (i) such Investor, (ii) legal counsel for such Investor and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be deemed reasonably necessary by each Inspector to enable such Investor to exercise its due diligence responsibly, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. For the avoidance of doubt, any material non-public information received by an Inspector and/or an Investor in connection with exercising its inspection right under this Section 4.7(c)(xvii) shall not constitute a violation of any provision of the other Transaction Documents.

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(xviii)    The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investor of its Registrable Securities pursuant to each Registration Statement.

(xix)       Notwithstanding anything to the contrary contained in this Agreement, if the Company’s board of directors determines in good faith that the Company’s filing of the initial Registration Statement required to be filed pursuant to Section 4.7(a) (the “Initial Registration Statement”) or the Company’s request to the SEC to have the Initial Registration Statement declared effective would (i) materially interfere with a Specified Acquisition, or (ii) require premature disclosure of material information regarding a Specified Acquisition that the Company has a bona fide business purpose for preserving as confidential, then, upon delivery by the Company of written notice of such determination to each of the Investors (a “Permitted Initial Registration Extension Notice”), the Company may extend (a “Permitted Initial Registration Extension”) the Filing Deadline (as contemplated by clause (i) of the definition thereof) and the Effectiveness Deadline (as contemplated by clause (i) of the definition thereof), in each case solely with respect to the Initial Registration Statement, by a period of not more than (x) if the Company files a Current Report on Form 8-K announcing the completion of a Specified Acquisition prior to the 45th calendar day after the Closing Date, a period of time equal to the number of days that the seventy fifth (75th) calendar day after the date the Company files such Form 8-K exceeds the 45th calendar day after the Closing Date, and (y) if the Company does not file a Current Report on Form 8-K announcing the completion of a Specified Acquisition prior to the 45th calendar day after the Closing Date, fifteen (15) days; provided, that, for the avoidance of doubt, (A) any Permitted Initial Registration Extension under this Section 4.7(c)(xix) shall relate solely to the Filing Deadline and/or Effectiveness Deadline in respect of the Initial Registration Statement only (and not to any Registration Statement other than the Initial Registration Statement), (B) the Company shall be permitted to effect no more than one (1) Permitted Initial Registration Extension in the aggregate pursuant to this Section 4.7(c)(xix), (C) the Permitted Initial Registration Extension shall in no event be longer than the period permitted by clause (x) or (y) above, as applicable, (D) to the extent the Company effects a Permitted Initial Registration Extension under this Section 4.7(c)(xix), neither the applicable Specified Acquisition to which such Permitted Initial Registration Extension nor any information in respect thereof shall form the basis for any Allowable Grace Period, and (E) notwithstanding anything to the contrary set forth in this Section 4.7(c)(xix), the Effectiveness Deadline (as contemplated by clause (i) of the definition thereof) in respect of the Initial Registration Statement shall in no event be extended to a date later than the 150th day following the Closing Date. The Company shall specify in any Permitted Initial Registration Extension Notice delivered pursuant to this Section 4.7(c)(xix) the length (which shall not be in excess of the length permitted by this Section 4.7(c)(xix)) of the Permitted Initial Registration Extension.

(d)          Obligations of the Investors. Each Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

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(e)          Expenses of Registration. All expenses incurred in connection with any Registration Statement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company; provided, however, in the event the Company is required to file an amendment or supplement to any Registration Statement to identify an assignee of Registrable Securities as a “Selling Stockholder” in such Registration Statement, then, except with respect to the first transfer by the Investor of Registrable Securities to an assignee that is (or the first series of substantially concurrent transfers of Registrable Securities by the Investors to assignees that are) either (x) an Affiliate of an Investor or (y) a limited partner of an Investor or an Affiliate of any such limited partner, such assignee shall pay any such expenses incurred in connection therewith.

(f)           Sufficient Number of Shares Registered. Subject to Section 4.7(g), in the event the number of shares available under any Registration Statement during the applicable Registration Period is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 4.7(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use reasonable best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC. Subject to Section 4.7(g), for purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.95. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, amortization and/or redemption of the Notes (and such calculation shall assume that (A) the Notes are then convertible in full into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and (B) the initial outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and no redemptions of the Notes occur prior to the scheduled Maturity Date (except to the extent redemptions of the Notes have actually occurred on or prior to such date).

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(g)          Offering. Notwithstanding anything to the contrary contained in this Agreement, in the event the Staff or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors); provided, that, with respect to such pro rata portion allocated to any Investor, such Investor may elect the allocation of such pro rata portion among the Registrable Securities of such Investor. In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within forty-five (45) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such Registration Statement in the same manner as otherwise contemplated in this Agreement for Registration Statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement.

(h)          Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Investor shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

(i)           No Inclusion of Other Securities. The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith without the prior written consent of the Investors. The Company shall not enter into any agreement providing any registration rights to any of its security holders to the extent such agreement requires, or would otherwise result in, any registration statement of the Company in respect of any securities of the Company (other than the Registrable Securities) becoming effective on or prior to the Applicable Date.

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4.8          Furnishing of Information. In order to enable the Investors to sell the Securities under Rule 144 of the Securities Act, for a period of two years from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such two year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Common Shares and Note Shares under Rule 144.

Article V

CONDITIONS

5.1          Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to purchase the Common Shares and Notes at the Closing is subject to the satisfaction, unless waived in writing by such Investor, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(d)          No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Securities at the Closing.

(e)          Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.

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(f)           Transaction Documents. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investors.

(g)          No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.

(h)          Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.

(i)           Legal Opinion. Company Counsel shall have delivered to the Investors a legal opinion of Company Counsel, addressed to the Investors, in form and substance reasonable satisfactory to the Investors.

(j)           Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares and the Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(k)          Officer’s Certificate. The Company shall have delivered to the Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b).

(l)           Secretary’s Certificate. The Company shall have delivered to the Investors a certificate executed by the secretary of the Company, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated hereby, (ii) the articles of incorporation of the Company, as in effect on the Closing Date, (iii) the bylaws of the Company, as in effect on the Closing Date, (iv) the good standing of the Company not more than five (5) days prior to the Closing Date, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents.

(m)         Commitment Fee. The Company shall have paid and delivered the Commitment Fee to Petrichor Opportunities Fund I LP.

(n)          General. The Company and its Subsidiaries shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request

5.2          Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

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(b)          Deliverables. The Investors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(b).

Article VI

INDEMNIFICATION

6.1          Indemnification.

(a)          To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor and each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened in writing (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any breach of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6.1(c), the Company shall reimburse the Indemnified Persons for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of, or inclusion in, any Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Investor to the extent such Claim is based on a failure of such Investor to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was made available by the Company; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors.

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(b)          In connection with any Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1(a), the Company, each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of, or inclusion in, (x) a Registration Statement or any such amendment thereof or supplement thereto or (y) any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC); and, subject to Section 6.1(c) and the below provisos in this Section 6.1(b), such Investor will reimburse an Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6.1(b) and the agreement with respect to contribution contained in Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided, further, that such Investor shall be liable under this Section 6.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors.

(c)          Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6.1, deliver to the applicable indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d)          No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)          the indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

6.2          Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6.1 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6.1; (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to a Registration Statement. Notwithstanding the provisions of this Section 6.2, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6.1(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

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Article VII

MISCELLANEOUS

7.1          Termination. This Agreement may be terminated by the Company or Investors having the right to acquire a majority of the Common Shares hereunder, by written notice to the other parties, if the Closing has not been consummated by December 20, 2018; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2          Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company shall pay or otherwise reimburse the Investors for all fees and expenses incurred by or on behalf of the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the matters contemplated herein and therein, including, without limitation, the fees and expenses of counsel to the Investors; provided, that, the aggregate maximum amount of fees and expenses that the Company shall be required to reimburse the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents entered into in connection with the Closing shall not exceed $150,000 unless otherwise mutually agreed upon between the Company and Petrichor Opportunities Fund I LP. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of the Transaction Documents or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of the Transaction Documents, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party all fees and expenses associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings, including, without limitation, attorneys’ fees and costs.

7.3          Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by email and by deposit with a nationally recognized courier service and shall be deemed given and effective on the earliest of (a) the Trading Date such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given, if such notice or communication is delivered at the address specified in this Section 7.4 prior to 6:30 p.m. (New York City time) on a Trading Day, or (b) the next Trading Day after the date of delivery, if such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given at the address specified in this Section 7.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by any such Person.

7.5          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding or having the right to acquire a majority of the Common Shares and the Note Shares (voting together as a single class) at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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7.6          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors; provided, however this Agreement shall be assigned to any corporation or association into which the Company may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company shall be a party without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

7.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9          Governing Law; Venue; Waiver of Jury Trial. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and Investors hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute brought by the Company or any Investor hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding brought by the Company or any Investor, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and Investors hereby waive all rights to a trial by jury.

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7.10        Survival. Unless this Agreement is terminated under Section 7.1, the representations and warranties, agreements and covenants contained herein shall survive indefinitely.

7.11        Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.12        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13        Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

7.14        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, then the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities, but without any requirement to post a bond (unless required by the Transfer Agent, in which case the cost of such bond shall be paid by the Company).

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CRYOPORT, INC.

By:	/s/ Robert Stefanovich

Name:	Robert Stefanovich
Title:	Chief Financial Officer

Address for Notice:

Cryoport, Inc. 17305 Daimler Street Irvine, CA 92614 Email: rstefanovich@cryoport.com

With a copy, which shall not constitute notice, to:

Anthony Ippolito, Esq. Snell & Wilmer L.L.P. 600 Anton Boulevard., Suite 1400 Costa Mesa, California 92626

COMPANY SIGNATURE PAGE

Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Purchase and Registration Rights Agreement dated as of December 13, 2018 (the “Purchase Agreement”), by and among Cryoport, Inc., a Nevada corporation, and the Investors (as defined therein), as to the number of shares of Common Stock and Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor: PETRICHOR OPPORTUNITIES FUND I LP By PETRICHOR OPPORTUNITIES FUND I GP LLC

By:	/s/ Tadd Wessel

Name: Tadd Wessel
Title: Managing Member

Address:	85 Third Avenue Suite 2403 New York, NY 10022

Email Address: twessel@petrichorcap.com

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

Exhibits:

A	Company Transfer Agent Instructions

ANNEX a

SCHEDULE OF INVESTORS

Name and Address of Investor	Number of Shares Purchased	Principal Amount of Note	Aggregate Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	1,000,000	$15,000,000	$25,000,000
TOTAL:	1,000,000	$15,000,000	$25,000,000

Exhibit A

COMPANY TRANSFER AGENT INSTRUCTIONS

[COMPANY TRANSFER AGENT]

[ADDRESS]

Attention:	[_________], Account Representative

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase and Registration Rights Agreement, dated as of December 13, 2018 (the “Agreement”), by and among Cryoport, Inc., a Nevada corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

In connection with the consummation of the transactions contemplated by the Agreement, this letter shall serve as our irrevocable authorization and direction to you to issue an aggregate of _______ shares of Common Stock in the names and denominations set forth on Exhibit I attached hereto. The certificates should bear the legend set forth on Exhibit II attached hereto and “stop transfer” instructions should be placed against their subsequent transfer. Kindly deliver the certificates to the respective delivery addresses set forth on Exhibit I via hand delivery or overnight courier. We confirm that these shares will be validly issued, fully paid and non-assessable upon issuance.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Robert Stefanovich, at RStefanovich@cryoport.com.

Very truly yours,

CRYOPORT, INC.

By:

Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of [_________], 2018

[●]

By:

Name:

Title:

Enclosures

Exhibit I

Name and Address of Stockholder	Number of Shares Purchased

TOTAL:

EXHIBIT II

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

ANNEX B

“SELLING STOCKHOLDERS” / “PLAN OF DISTRIBUTION”

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

B-1

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders may be deemed to be statutory underwriters under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.

We agreed to keep this prospectus effective with respect to shares of common stock offered by a Selling Stockholder hereunder until the earlier of such Selling Stockholder’s sale of such shares pursuant to this prospectus or until such shares may be sold without restrictions or other limitations pursuant to Rule 144 (or any successor provision) under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1).

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling stockholders.

We will pay all expenses incident to the filing of this registration statement, estimated to be $[●]. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus forms a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

B-2